Exhibit 99.1
Paya Holdings Inc. Announces Second Quarter 2022 Results
ATLANTA, GA, August 5, 2022 – Paya Holdings Inc. (NASDAQ: PAYA) (“Paya Holdings”, “Paya” or the “Company”), a leading provider of integrated payment and commerce solutions, today reported financial results for its second quarter ended June 30, 2022.

“Paya delivered another strong quarter in financial results, led by our integrated solutions and ACH businesses,” said Jeff Hack, Paya chief executive officer. “Q2 included the addition of Promise, a SaaS-based government payments company which enables government agencies to provide payment flexibility for citizens who are unable to pay their bills in full, as well as Office Ally, a leading US provider of electronic clearinghouse services, revenue cycle management, and healthcare software solutions. We also commenced significant expansions for large existing partners which were a combination of backbook migrations as well as supporting our partners’ acquisitions. Our investments and innovation in products and services are progressing well towards accelerating our growth initiatives in 2022 and beyond.”
Second Quarter 2022 Financial Highlights
•Payment volume was $12.3 billion, an increase of 14.7% from $10.7 billion for the second quarter of 2021.
•Total revenue was $72.5 million, an increase of 13.5% from $63.9 million for the second quarter of 2021.
•Integrated Solutions segment revenue was $46.6 million, an increase of 17.8% from $39.6 million for the second quarter of 2021.
•Payment Services segment revenue was $25.9 million, an increase of 6.1% from $24.4 million for the second quarter of 2021.
•GAAP Gross Profit was $34.1 million, resulting in GAAP Gross Profit Margin of 47.0%, as compared to $30.9 million with a GAAP Gross Profit Margin of 48.4% for the second quarter of 2021.
•Non-GAAP Gross Profit(1) was $36.7 million, resulting in a Non-GAAP Gross Profit Margin(1) of 50.6%, as compared to $33.8 million with a Non-GAAP Gross Profit Margin of 52.8% for the second quarter of 2021.
•Net income was $1.7 million, compared to a loss of $3.1 million for the second quarter of 2021.
•Adjusted EBITDA(1) was $19.2 million, an increase of 14.3% from $16.8 million for the second quarter of 2021.
•Adjusted Net Income(1) was $12.2 million.
•Earnings per share was $0.01.
•Adjusted earnings per share(1) was $0.10.
•Ended June 30, 2022 with $147.3 million of cash and $248.1 million of total debt.

(1) These financial highlights include Non-GAAP measures. See below for definitions and reconciliation.

2022 Outlook

Paya provides the following revenue, Non-GAAP Gross Margin, and Adjusted EBITDA guidance for the full year 2022. This outlook assumes no unanticipated impacts from current macro-economic conditions.

2022
in millions unless noted
Total Revenue	$279 - $283
Non-GAAP Gross Margin(1)	51.0% - 51.5%
Adjusted EBITDA(1)	$73 - $74

(1) See “Non-GAAP Measures and Key Performance Metrics” below. The Company is unable to provide a reconciliation for forward looking guidance of Non-GAAP Gross Profit and its corresponding margin to GAAP Gross Profit and its corresponding margin and Adjusted EBITDA to net income (loss), the most closely comparable GAAP measures, respectively, because certain material reconciling items, such as depreciation and amortization expenses related to revenue-generating long-lived and intangible assets, with respect to Non-GAAP Gross Profit, and depreciation and amortization, stock based compensation, interest expense, income tax expense (benefit) and acquisition expenses, with respect to Adjusted EBITDA,

PAYA Q2 2022 Earnings Release	Page 1

cannot be estimated due to factors outside of the Company’s control and could have a material impact on the reported results. Accordingly a reconciliation is not available without unreasonable effort.

Conference Call
The Company has scheduled a conference call for August 5, 2022 at 8:30 a.m. Eastern Time to discuss the second quarter 2022 results.
To listen to the webcast, please visit the Investor Relations section of Paya’s website at https://investors.paya.com/. For listeners who wish to participate in the question and answer session via telephone, please pre-register at Paya Holdings Call Registration. All registrants will receive dial-in information and a PIN allowing them to access the live call. A replay of the webcast will be available for a period of one year by visiting the Investor Relations section of Paya’s website.
About Paya
Paya (NASDAQ: PAYA) is a leading provider of integrated payment and frictionless commerce solutions that help customers accept and make payments, expedite receipt of money, and increase operating efficiencies. The company processes over $40 billion of annual payment volume across credit/debit card, ACH, and check, making it a top provider of payment processing in the US. Paya serves more than 100,000 customers through over 2,000 key distribution partners focused on targeted, high growth verticals such as healthcare, education, non-profit, government, utilities, and other B2B end markets. The business has built its foundation on offering robust integrations into front-end CRM and back-end accounting systems to enhance customer experience and workflow. Paya is headquartered in Atlanta, GA, with operations in Reston, VA, Fort Walton Beach, FL, Mt. Vernon, OH, and Dallas, TX.
Cautionary Statement Regarding Forward Looking Statements
Certain statements made in this press release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will,” “approximately,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Forward-looking statements in this press release may include, for example, our future financial performance.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. You should not place undue reliance on such statements as we cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: exposure to economic conditions and political risk affecting the consumer loan market and consumer and commercial spending, including those related to the war in Ukraine, heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, currency fluctuations and challenges in the supply chain; the impacts of the ongoing COVID-19 coronavirus pandemic (including supply chain constraints, labor shortages and inflationary pressure) and the actions taken to control or mitigate its spread (which impacts are highly uncertain and cannot be reasonably estimated or predicted at this time); competition; the ability of our business to grow and manage growth profitably; changes in applicable laws or regulations; changes in the payment processing market in which Paya competes, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that Paya targets; risks relating to Paya’s relationships within the payment ecosystem; risk that Paya may not be able to execute its growth strategies, including identifying and executing acquisitions; risks relating to data security; changes in accounting policies applicable to Paya; the risk that Paya may not be able to develop and maintain effective internal controls and other risks and uncertainties; and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission.
We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PAYA Q2 2022 Earnings Release	Page 2

(1)Non-GAAP Financial Measures and Key Performance Metrics
This press release contains Non-GAAP financial measures and key performance metrics including Payment volume, Adjusted EBITDA, Adjusted Net Income, Adjusted earnings per share, Segment gross profit (revenue less cost of services excluding depreciation and amortization), Segment gross profit margin, Non-GAAP Gross Profit, and Non-GAAP Gross Profit Margin. Reconciliations of these measures to the most directly comparable GAAP financial measures are contained herein. To the extent required, statements disclosing the definitions, utility and purposes of these measures are also set forth herein.
We have included Payment volume, Adjusted EBITDA, Adjusted Net Income, Adjusted earnings per share, Non-GAAP Gross Profit, and Non-GAAP Gross Profit Margin, which are measurements not calculated in accordance with US GAAP, in the discussion of our financial results because they are key metrics used by management to assess financial performance.
Definitions:
Payment volume is defined as the total dollar amount of all payments processed by our customers through our services.
Non-GAAP Gross Profit represents revenue less cost of services excluding depreciation and amortization.
Non-GAAP Gross Profit Margin represents Non-GAAP Gross Profit as a percentage of total revenue.

Segment gross profit represents segment revenue less cost of services excluding depreciation and amortization.
Segment gross profit margin represents segment gross profit as a percentage of total segment revenue.
Adjusted EBITDA represents earnings before interest and other expense, income taxes, depreciation, and amortization, or EBITDA, and further adjustments to EBITDA to exclude certain non-cash items and other non-recurring items that management believes are not indicative of ongoing operations to come to Adjusted EBITDA.
Adjusted Net Income represents net income (loss) adjusted to exclude amortization and certain non-cash items and other non-recurring items that management believes are not indicative of ongoing operations to come to Adjusted Net Income.

Adjusted earnings per share represents earnings per share adjusted for non-recurring items that management believes are not indicative of ongoing operations to come to Adjusted earnings per share.
Utility and Purposes:
The Company discloses EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted earnings per share, Non-GAAP Gross Profit, and Non-GAAP Gross Profit Margin because these Non-GAAP measures are key measures used by its management to evaluate our business, measure its operating performance and make strategic decisions. We believe EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted earnings per share, Non-GAAP Gross Profit, and Non-GAAP Gross Profit Margin are useful for investors and others in understanding and evaluating our operations results in the same manner as its management. However, EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted earnings per share, Non-GAAP Gross Profit, and Non-GAAP Gross Profit Margin are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, income before income taxes, earnings per share, gross profit, gross profit margin, or any other operating performance measure calculated in accordance with GAAP. Using these Non-GAAP financial measures to analyze our business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in our industry may report measures titled EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted earnings per share, Non-GAAP Gross Profit, Non-GAAP Gross Profit Margin or similar measures, such Non-GAAP financial measures may be calculated differently from how we calculate Non-GAAP financial measures, which reduces their overall usefulness as comparative measures. Because of these limitations, you should consider EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted earnings per share, Non-GAAP Gross Profit, and Non-GAAP Gross Profit Margin alongside other financial performance measures, including net income and our other financial results presented in accordance with GAAP.

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Investor Contact:
ir@paya.com
Media Contact:
Ross Blume
Fusion PR
Paya@fusionpr.com
(310) 481-1431

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Exhibit 1
Paya Holdings Inc.
Consolidated Statements of Income and Other Comprehensive Income
($ in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$72.5	$63.9	$138.5	$119.2

Cost of services exclusive of depreciation and amortization	(35.8)	(30.2)	(67.0)	(56.3)
Selling, general & administrative expenses	(22.8)	(20.8)	(45.2)	(37.8)
Depreciation and amortization	(7.9)	(7.5)	(15.7)	(14.5)
Income from operations	6.0	5.4	10.6	10.6
Other income (expense)
Interest expense	(3.2)	(3.8)	(6.2)	(7.8)
Other income (expense)	(0.2)	(8.4)	1.6	(8.0)
Total other expense	(3.4)	(12.2)	(4.6)	(15.8)

Income (loss) before income taxes	2.6	(6.8)	5.9	(5.2)
Income tax (expense) benefit	(0.9)	3.7	(2.0)	3.1
Net income (loss)	$1.7	$(3.1)	$3.9	$(2.1)

Weighted average common shares - basic	126,389,325	127,213,455	126,387,058	122,511,009
Basic earnings per share	$0.01	$(0.02)	$0.03	$(0.02)
Weighted average common shares - diluted	126,616,114	127,213,455	126,549,753	122,511,009
Diluted earnings per share	$0.01	$(0.02)	$0.03	$(0.02)

PAYA Q2 2022 Earnings Release	Page 5

Exhibit 2
Paya Holdings Inc.
Condensed Consolidated Balance Sheet Data
($ in millions)
(unaudited)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$147.3	$146.8
Trade receivables, net	28.5	23.2
Other current assets	6.5	3.8
Funds held for clients	92.5	99.8
Total current assets	$274.8	$273.6

Noncurrent assets:
Property and equipment, net and Other long-term assets	18.5	19.6
Goodwill and Intangibles, net	356.9	357.8
Total Assets	$650.2	$651.0

Liabilities and stockholders’ equity
Current liabilities:
Trade payables	2.8	3.1
Accrued and Other current liabilities	21.5	18.5
Accrued revenue share	11.6	11.0
Client funds obligations	91.2	99.1
Total current liabilities	$127.1	$131.7

Noncurrent liabilities:
Deferred tax liability, net and Other long-term liabilities	32.8	35.5
Long-term debt	241.0	241.9
Total liabilities	$400.9	$409.1

Stockholders' Equity:
Additional Paid-in-Capital	259.6	256.1
Accumulated deficit	(10.3)	(14.2)
Total stockholders' equity	249.3	241.9
Total liabilities and stockholders' equity	$650.2	$651.0

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Exhibit 3
Paya Holdings Inc.
Condensed Consolidated Cash Flow Data1
($ in millions)
(unaudited)

	Six Months Ended June 30,
	2022	2021
Cash and cash equivalents, beginning of period	$198.4	$63.4

CASH FLOW FROM OPERATING ACTIVITIES
Net income, (loss)	3.9	(2.1)
Adjustments
Depreciation & amortization expense	15.7	14.6
Deferred taxes	(1.6)	(3.4)
Other non-cash items	3.5	9.1
Changes in operating assets and liabilities	(4.6)	(6.4)
NET CASH PROVIDED BY OPERATING ACTIVITIES	16.9	11.8

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(2.7)	(3.6)
Purchases of customer lists	(5.3)	(8.7)
Acquisition of business, net of cash received	(6.0)	(18.3)
NET CASH (USED IN) INVESTING ACTIVITIES	(14.0)	(30.6)

CASH FLOWS FROM FINANCING ACTIVITIES
Other financing activities	(5.1)	141.1
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(5.1)	141.1

Net change in cash and cash equivalents	(2.2)	122.3

Cash and cash equivalents, end of period	$196.2	$185.7

Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	147.3	135.6
Restricted cash included in funds held for clients	48.9	50.1
Total cash, cash equivalents, and restricted cash	$196.2	$185.7

1The Company revised the consolidated statements of cash flows presentation to include cash and cash equivalents within funds held for clients as a component of total cash and cash equivalents. The Company revised the 2021 presentation for comparable purposes.

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Exhibit 4
Paya Holdings Inc.
Segment revenue, gross profit (revenue less cost of services excluding depreciation and amortization), gross profit margin
($ in millions)
(unaudited)

	Three Months Ended June 30,		Change
	2022	2021	Amount	%
Integrated Solutions
Segment revenue	$46.6	$39.6	$7.0	17.8%
Segment gross profit	$23.1	$21.2	$1.9	9.3%
Segment gross profit margin	49.6%	53.5%

Payment Services
Segment revenue	$25.9	$24.4	$1.5	6.1%
Segment gross profit	$13.6	$12.7	$0.9	7.9%
Segment gross profit margin	52.6%	51.7%

	Six Months Ended June 30,		Change
	2022	2021	Amount	%
Integrated Solutions
Segment revenue	$88.1	$72.5	$15.6	21.5%
Segment gross profit	$44.6	$39.4	$5.2	13.4%
Segment gross profit margin	50.7%	54.3%

Payment Services
Segment revenue	$50.4	$46.8	$3.6	7.8%
Segment gross profit	$26.9	$23.6	$3.3	14.1%
Segment gross profit margin	53.3%	50.3%

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Exhibit 5
Paya Holdings Inc.
Reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA
($ in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2022	2021	2022	2021
Net income (loss)	$1.7	$(3.1)	$3.9	$(2.1)
Depreciation & amortization	7.9	7.5	15.7	14.5
Income tax expense (benefit)	0.9	(3.7)	2.0	(3.1)
Interest and other expense	3.4	12.2	4.6	15.8
EBITDA	13.9	12.9	26.2	25.1

Transaction-related expenses(a)	2.5	0.7	3.0	1.5
Stock based compensation(b)	2.0	0.9	3.5	1.6
Restructuring costs(c)	0.3	0.8	1.2	1.0
Discontinued service costs(d)	0.1	—	0.2	0.2
Non-recurring public company start-up costs	—	0.3	0.4	0.6
Contingent non-income tax liability	—	0.8	0.1	0.8
Other costs(e)	0.4	0.4	1.0	0.8
Total adjustments	5.3	3.9	9.4	6.5
Adjusted EBITDA	$19.2	$16.8	$35.6	$31.6

Reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA Definitions

(a)Represents professional service fees related to mergers and acquisitions such as legal fees, consulting fees, accounting advisory fees, and other costs.
(b)Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
(c)Represents costs associated with restructuring plans designed to streamline operations and reduce costs including costs associated with the relocation of facilities, certain staff restructuring charges including severance, certain executive hires, and acquisition related restructuring charges.
(d)Represents costs incurred to retire certain tools, applications and services that are no longer in use.
(e)Represents non-operational gains or losses, non-standard project expense, and non-operational legal expense.

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Exhibit 6
Paya Holdings Inc.
Reconciliation of Net income (loss) to Adjusted Net Income
($ in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2022	2021	2022	2021
Net income (loss)	$1.7	$(3.1)	$3.9	$(2.1)

Amortization add back	6.6	6.4	13.2	12.4
Debt refinancing interest expense(a)	—	8.5	—	8.5
Transaction-related expenses(b)	2.5	0.7	3.0	1.5
Stock based compensation(c)	2.0	0.9	3.5	1.6
Restructuring costs(d)	0.3	0.8	1.2	1.0
Discontinued IT service costs(e)	0.1	—	0.2	0.2
Non-recurring public company start-up costs	—	0.3	0.4	0.6
Contingent non-income tax liability	—	0.8	0.1	0.8
Other costs(f)	0.4	0.4	1.0	0.8
Total adjustments	11.9	18.8	22.6	27.4
Tax effect of adjustments(g)	(1.4)	(2.0)	(2.3)	(2.4)
Adjusted Net Income	$12.2	$13.7	$24.2	$22.9

Weighted average common shares assuming dilution	126,616,114	127,213,455	126,549,753	122,511,009
Adjusted earnings per share	$0.10	$0.11	$0.19	$0.19

Reconciliation of Net income (loss) to Adjusted Net Income Definitions
(a)Represents one-time debt refinancing expenses for prepayment penalty and write-off of debt issuance costs in connection with our Prior Credit Agreement.
(b)Represents professional service fees related to mergers and acquisitions such as legal fees, consulting fees, accounting advisory fees, and other costs.
(c)Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
(d)Represents costs associated with restructuring plans designed to streamline operations and reduce costs including costs associated with the relocation of facilities, certain staff restructuring charges including severance, certain executive hires, and acquisition related restructuring charges.
(e)Represents costs incurred to retire certain tools, applications and services that are no longer in use.
(f)Represents non-operational gains or losses, non-standard project expense, non-operational legal expense and legal debt refinancing expense.
(g)Represents pro forma income tax adjustment effect, at the anticipated blended rate, for all items expected to have a cash tax impact (i.e. items that were not originally recorded through goodwill). Any impact to the valuation allowance assessment for these adjustments has not been considered.

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Exhibit 7
Paya Holdings Inc.
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Profit Margin to Gross Profit and Gross Profit Margin
($ in millions)
(unaudited)

	Three Months Ended June 30,
(in millions)	2022	2021

Gross Profit	$34.1	$30.9
Depreciation, amortization, and other costs	2.6	2.9
Non-GAAP Gross Profit	36.7	33.8

Total Revenue	$72.5	$63.9

Gross Profit Margin	47.0%	48.4%
Non-GAAP Gross Profit Margin	50.6%	52.8%

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Exhibit 8
Paya Holdings Inc.
Payment Volume
($ in millions)
(unaudited)

	Three Months Ended June 30,		Change
(in millions)	2022	2021	Amount	%
Payment volume	$12,256	$10,685	$1,571	14.7%

	Six Months Ended June 30,		Change
(in millions)	2022	2021	Amount	%
Payment volume	$23,951	$20,147	$3,804	18.9%

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